UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 21, 2007, Questcor Pharmaceuticals, Inc. (“the Company”) announced the departure of James Fares from his positions as President and Chief Executive Officer of the Company on May 20, 2007. Mr. Fares currently remains a member of the Company’s Board of Directors. Don M. Bailey, 61, a member of the Company’s Board of Directors, was appointed Interim President on May 20, 2007. The Company’s Board of Directors has initiated a search for a permanent Chief Executive Officer.
     Mr. Bailey joined the Company’s Board of Directors in May 2006. Mr. Bailey is currently the non-executive Chairman of the Board of Comarco, Inc. and the non-executive Chairman of the Board of STAAR Surgical Company. Comarco, Inc. is a provider of wireless test products for the wireless communications industry, a maker of emergency roadside call box systems, and a producer of mobile power chargers for portable electronic devices. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey has been Chairman of the Board of Comarco, Inc. since 1998. Mr. Bailey was employed by Comarco, Inc. from 1980 until April 30, 2007, and he remains as Chairman of the Board. Mr. Bailey served as the Chief Executive Officer of Comarco, Inc. from 1991 to 2000. Mr. Bailey has been Chairman of the Board of STAAR since April 2005. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University.
     On May 20, 2007, the Company’s Board of Directors, based on the recommendation of the Company’s Compensation Committee, approved the grant of an option to purchase 80,000 shares of the Company’s common stock to Mr. Bailey in connection with his duties as Interim President, which will fully vest on July 1, 2007. The exercise price of $0.65 per share was based on the closing price of the common stock on Friday, May 18, 2007, the last business day prior to Mr. Bailey’s appointment. The Board also approved a six week salary for Mr. Bailey of $20,000, in connection with his duties as Interim President.
     In connection with his appointment as Interim President, Mr. Bailey resigned as Chairman of the Audit Committee of the Company’s Board of Directors. Neal Bradsher, a member of the Board of Directors and a previous member of the Audit Committee, has rejoined the Audit Committee. In addition, Virgil Thompson has been named Chairman of the Audit Committee.
Item 7.01. Regulation FD Disclosure.
     On May 21, 2007, the Company issued a press release announcing the departure of Mr. Fares and the appointment of Mr. Bailey as the Interim President, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release furnished by Questcor Pharmaceuticals, Inc. dated May 21, 2007, relating to the announced departure of James Fares as the Company’s Chief Executive Officer and President, referred to in Item 5.02, above.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by Questcor Pharmaceuticals, Inc., dated as of May 21, 2007.